CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Amendment number 1 to Form S-1 Registration Statement of our report dated October 7, 2013 relating to the March 31, 2013 and 2012 financial statements of Tabacleraysidron, Inc.

We also consent to the reference to our Firm under the caption "Experts" in the Registration Statement.

Liggett, Vogt & Webb, P.A.

LIGGETT, VOGT &WEBB P.A.

Certified Public Accountants

Boynton Beach, Florida

February 3, 2014